Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2005

            In connection with the Quarterly Report of Deerfield Triarc Capital Corp. (the “Company”) on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert E. Armour, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2005, that:

            (1)       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ROBERT E. ARMOUR	Date: November 14, 2005
Robert E. Armour Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

            A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting that signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Deerfield Triarc Capital Corp. and will be retained by Deerfield Triarc Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

             The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.